SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 8, 2001

TRIPATH IMAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22885 (Commission File Number)	56-1995728 (IRS Employer Identification No.)

780 Plantation Drive, Burlington, North Carolina 27215
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(336) 222-9707

Item 5. Other Events.

     TriPath Imaging, Inc. announced on October 8, 2001 that it has received approval from the United States Food & Drug Administration to include the screening of AutoCyte® PREP thin-layer slide preparations on the AutoPap® Primary Screening System. This approval will result in an automated solution for cervical cancer screening that integrates the collection, preparation, staining and computerized analysis of liquid based thin-layer preparations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press release, dated October 8, 2001, of TriPath Imaging, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2001	TRIPATH IMAGING, INC.

	By:	/s/ Paul R. Sohmer, M.D. Paul R. Sohmer, M.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 8, 2001.